Exhibit 10.1

AMENDMENT NUMBER 2
To The Unsecured Promissory Note
By and Between
Claimsnet.com Inc.
And Novinvest Associated S. A.

This Amendment Number 2 is made to that certain Unsecured Promissory Note ("Note") made and entered into by and between Claimsnet.com Inc. and Novinvest Associated S.A. dated September 9, 2010.

The provisions set forth herein shall be deemed to modify and replace those provisions of the Note as specifically set forth. All other provisions of the Note shall remain in full force and effect.

The parties desire to change the Due Date on Unpaid Principal and Interest to September 9, 2013.

AGREED and entered into as of September 27, 2011.

CLAIMSNET.COM INC.
a Delaware corporation

By:   /s/ Don Crosbie
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Don Crosbie
Chief Executive Officer

NOVINVEST ASSOCIATED S. A.

By:  /s/ J. R. Schellenberg
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J.R. Schellenberg